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CONSENT OF KPMG LLP

                                                                    EXHIBIT 23.1
                              ACCOUNTANT'S CONSENT

The Board of Directors
OTG Software, Inc.

We consent to the use of our reports included herein and the reference to our firm under the heading "Experts" in the prospectus.



                                                                KPMG LLP




McLean, Virginia
February 10, 2000

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The Board of Directors
OTG Software, Inc.


     The audits referred to in our report dated February 4, 2000 included the related financial statement schedule for each of the years in the three-year period ended December 31, 1999, included in the registration statement. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audits. In our opinion, such financial statement schedule, when considered in relation to the consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.




                                                               KPMG LLP




McLean, Virginia
February 4, 2000